SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) February 15, 2006

(Date of earliest event reported) February 14, 2006

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On February 15, 2006, we and Northern Border Partners, L.P. issued a joint press release announcing certain transactions facilitating (1) the sale of certain assets by us to Northern Border Partners for $3 billion in cash and units, (2) the increase of our general partnership interest in Northern Border Partners to 100% and (3) the sale by Northern Border Partners of 20% of its interest in Northern Border Pipeline Company to an affiliate of TransCanada Corporation. The press release also announces an increase in our and Northern Border Partners 2006 earnings guidance in anticipation of the closing of these transactions. Closing of the transactions is subject to regulatory approvals and other conditions and is expected to be completed by April 1, 2006. A separate press release was issued with information on a conference call to discuss the transactions. Copies of these press releases are furnished and attached as Exhibit 99.1 and 99.2 hereto and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

99.1	Press release issued by ONEOK, Inc. dated February 15, 2006.

99.2	Press release issued by ONEOK, Inc. dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	February 14, 2006	By:	/s/ Jim Kneale
Jim Kneale Executive Vice President – Finance and Administration and Chief Financial Officer (Principal Financial Officer)